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                                                                    EXHIBIT 99.3
                                                                PRELIMINARY COPY


                            CYBERIAN OUTPOST, INC.
                              (A/K/A OUTPOST.COM)

                THIS PROXY IS BEING SOLICITED BY OUTPOST.COM'S
                              BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated [______, 2001], in connection with the Special Meeting of Stockholders to be held at 10:00 a.m. on [________, 2001] at [_____________] and hereby appoints [________] and [_____], and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Outpost.com registered in the name provided herein which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


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                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)       SEE REVERSE
                                                                      SIDE
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                        PLEASE DATE, SIGN AND MAIL YOUR

                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        SPECIAL MEETING OF STOCKHOLDERS

                                  OUTPOST.COM

                            [_______________, 2001]



                Please Detach and Mail in the Envelope Provided

[X] Please mark your votes
    as in this example.

        The Board of Directors recommends a vote FOR Proposal 1.

1. Proposal to adopt the merger agreement, dated May 29, 2001, by and between PC Connection Inc. and Cyberian Outpost, Inc. Under the merger agreement, each outstanding share of Cyberian Outpost common stock will be converted into the right to receive shares of PC Connection common stock based upon an exchange ratio, as more fully described in the proxy statement/ prospectus attached to the Notice of Special Meeting of Stockholders.

      [  ]  FOR           [  ]  AGAINST           [  ]  ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

If you wish to vote in accordance with the Board of Directors' recommendations, please sign below. You need not mark any boxes.

                                 Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                 Signature: _____________________ Date: _______

                                 Signature: _____________________ Date: _______